Exhibit 99.1
Lion/Stove Investment 2 S.à.r.l
Report of Independent Accountant
To the Directors of Lion/Stove Investment 2 S.à.r.l.:
     In our opinion, the accompanying consolidated balance sheets and the related consolidated profit and loss accounts, consolidated statements of total recognized gains and losses, consolidated cash flow statements present fairly, in all material respects, the financial position of Lion/Stove Luxembourg Investment 2 S.à.r.l. and its subsidiaries at 30 September 2009 and 2008, and the results of their operations and their cash flows for each of the three years in the period ended 30 September 2009 in conformity with the accounting principles generally accepted in the U.K. (“U.K. GAAP”). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the American Institute of Certified Public Accountants (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     U.K. GAAP varies in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 28 to the consolidated financial statements.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Norwich, United Kingdom
27 February 2010

Lion/Stove Luxembourg Investment 2 S.à r.l.
Consolidated profit and loss account for the years ended 30 September

	Notes	2009	2008	2007
		$’000	$’000	$’000
Turnover		250,449	236,121	200,003
Cost of sales		(146,886)	(139,756)	(125,767)

Gross profit		103,563	96,365	74,236
Distribution costs		(46,798)	(46,110)	(34,824)
Administrative expenses		(23,927)	(26,822)	(25,536)

Operating profit	3	32,838	23,433	13,876
Interest receivable and similar income	5	1,064	424	1,769
Interest payable and similar charges	6	(28,123)	(38,052)	(35,472)

Profit/(loss) on ordinary activities before taxation		5,779	(14,195)	(19,827)
Tax on profit/(loss) on ordinary activities	7	(9,541)	(3,120)	(172)

Loss for the financial year	17, 18	(3,762)	(17,315)	(19,999)

     The above results relate to continuing operations.

Lion/Stove Luxembourg Investment 2 S.à r.l.
     Consolidated statement of total recognised gains and losses for the years ended 30 September

	Notes	2009	2008	2007
		$’000	$’000	$’000
Loss for the financial year		(3,762)	(17,315)	(19,999)
Exchange gain/(loss) arising on consolidation	17	15,723	22,032	(12,484)

Total recognised gains and (losses) for the year		11,961	4,717	(32,483)

Lion/Stove Luxembourg Investment 2 S.à r.l.
Consolidated balance sheet as at 30 September

	Notes	2009	2008
		$’000	$’000
Fixed assets
Intangible assets	8	177,705	188,269
Tangible assets	9	68,551	70,457

		246,256	258,726

Current assets
Stocks	10	13,623	12,158
Debtors	11	28,011	28,737
Cash at bank and in hand		40,456	20,438

		82,090	61,333
Creditors: amounts falling due within one year	12	(42,201)	(44,815)

Net current assets		39,889	16,518

Total assets less current liabilities		286,145	275,244
Creditors: amounts falling due after more than one year	13	(287,362)	(291,749)
Provisions for liabilities and charges	14	(3,225)	(459)

Net liabilities		(4,442)	(16,964)

Capital and reserves
Called up share capital	16	13,215	13,215
Other reserves	17	24,013	8,300
Profit and loss account	17	(41,670)	(38,479)

Total shareholders’ deficit	18	(4,442)	(16,964)

Lion/Stove Luxembourg Investment 2 S.à r.l.
Consolidated cash flow statement for the years ended 30 September

	Notes	2009	2008	2007
		$’000	$’000	$’000
Net cash inflow from operating activities	21	54,997	44,184	30,564

Returns on investments and servicing of finance
Interest received		174	387	738
Interest paid on loans and overdrafts		(11,644)	(18,071)	(18,274)
Interest paid on hire purchase and finance lease arrangements		(27)	(85)	(134)

Net cash outflow from returns on investments and servicing of financing		(11,497)	(17,769)	(17,670)

Taxation		(4,672)	540	1,971

Capital expenditure and financial investment
Purchase of tangible fixed assets		(14,502)	(7,688)	(25,296)
Purchase of intangible fixed assets		—	(8)	(20)

Net cash outflow from capital expenditure and financial investment		(14,502)	(7,696)	(25,316)

Net cash inflow/(outflow) before financing		24,326	19,259	(10,451)

Financing
Capital element of hire purchase and finance lease arrangements rental payments	23	(816)	(990)	(905)
Loans received from immediate parent company	23	—	—	375
Loans repaid to immediate parent company	23	(298)	—	—
Bank loans repaid	23	(1,909)	(10,178)	—
Increase in bank borrowings	23	—	—	20,000

Net cash (outflow)/inflow from financing		(3,023)	(11,168)	19,470

Increase in cash	23	21,303	8,091	9,019

Lion/Stove Luxembourg Investment 2 S.à r.l.
Notes to the financial statements for the years ended 30 September
1. Principal accounting policies
     These financial statements are prepared on the going concern basis, under the historical cost convention, modified by the revaluation of certain financial instruments and in accordance with the Companies Act 2006 and applicable accounting standards in the United Kingdom (“U.K.”). The principal accounting policies are set out below.
     The group has elected to comply fully with the requirements of Financial Reporting Standard (“FRS”) 23, “The Effects of Changes in Foreign Exchange Rates”, FRS 26, “Financial Instruments: Measurement” and FRS 29, “Financial Instruments: Disclosures”.
     Basis of consolidation
     The consolidated financial statements include the results of the company and its subsidiary undertakings (all of which are wholly owned and have uniform accounting policies) using the principles of acquisition accounting such that the results of the subsidiaries are included in the consolidated profit and loss account from the date of acquisition.
     Intra-group sales and profits are eliminated fully on consolidation. The company has taken the exemption, available under FRS 8, “Related Party Disclosures”, from disclosing details of these and other intra-group transactions.
     Turnover
     Turnover represents the total amount charged to customers for goods supplied, net of discounts and promotional costs, and excluding sales taxes. Turnover is recognised on despatch, at which point the risks and rewards of sale have passed to the customer.
     Deferred taxation
     Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date, where transactions or events that result in an obligation to pay more tax in the future or a right to pay less tax in the future have occurred at the balance sheet date.
     A net deferred tax asset is recognised as recoverable and therefore recognised only when, on the basis of all available evidence, it can be regarded as more likely than not that there will be suitable taxable profits against which to recover carried forward tax losses and from which the future reversal of underlying timing differences can be deducted.
     Deferred tax is measured at the average tax rates that are expected to apply in the periods in which the timing differences are expected to reverse based on tax rates and laws that have been enacted or substantively enacted by the balance sheet date. Deferred tax is measured on an undiscounted basis.
     Goodwill
     Goodwill in respect of business combinations represents the excess of the fair value of the consideration given over the fair value of the net assets acquired. Goodwill is capitalised and amortised on a straight line basis over a twenty year period, which is deemed to be its useful economic life. Goodwill is reviewed for impairment at the end of the first full financial year following the initial recognition of the goodwill and in other periods if events or changes in circumstances indicate that its carrying value may not be recoverable in full. When it is determined that the carrying value exceeds the recoverable amount, the excess is written off to the profit and loss account.

     Other intangible fixed assets
     Other intangible fixed assets represent patent, trademark and licence costs and are stated at cost less accumulated amortisation, calculated to write-off the cost over the expected useful economic life.
     Tangible fixed assets
     Tangible fixed assets are stated at historic purchase cost less accumulated depreciation. Cost includes the original purchase price of the asset and the costs attributable to bringing the asset to its working condition for its intended use. Depreciation is calculated to write off the cost of tangible fixed assets, less their residual values, over their expected useful lives using the straight line basis. The expected useful lives of the assets to the business are reassessed periodically in the light of experience.

Straight line annual rates of depreciation used are:

•	Freehold buildings	4% straight line

•	Plant and machinery	10% straight line

•	Motor vehicles	25% — 33% straight line

•	Office equipment	20% — 33% straight line
     Freehold land is not depreciated.
     Interest costs
     Interest costs directly attributable to the acquisition or construction of qualifying assets are capitalised up until the date at which the asset is brought into use. Qualifying assets are those that necessarily take a substantial period of time to prepare for their intended use. All other interest costs are recognised in the profit and loss account in the period to which they relate.
     Stocks
     Stocks are stated at the lower of cost and net realisable value, the costs incurred being those in bringing each product to its present location and conditions, as follows:
•	Raw materials — purchase cost on a first-in-first-out basis.
•	Work in progress and finished goods — cost of direct materials and labour plus attributable overheads based on normal level of activity.
     Provision for obsolete and slow moving stock is made on a line by line basis, where necessary, in order to reduce stock to the lower of cost and net realisable value.
     Operating leases
     Rentals paid under operating leases are charged to the profit and loss account on a straight line basis over the lease term.
     Foreign exchange
     (a) Functional and presentation currency
     In accordance with FRS 23, items included in the financial statements of each of the group’s subsidiaries are measured using the currency of the primary economic environment in which the entity operates (“the functional currency”). The consolidated financial statements are presented in U.S. Dollars ($), which is the company’s presentation currency and the functional currency of the majority of the group’s operations. The company’s functional currency is Euro (€), being the denomination of the debt in the company. It is deemed to be most appropriate to present the financial statements in line with the functional currency of the majority of the group’s operations.

     The €/$ exchange rate at 30 September 2009 was 0.684 (2008: 0.712; 2007: 0.703). The average exchange rate used for the year ended 30 September 2009 was 0.738 (2008: 0.667; 2007: 0.750).
     The $/£ exchange rate at 30 September 2009 was 1.600 (2008: 1.7825; 2007: 2.037). The average exchange rate used for the year ended 30 September 2009 was 1.561 (2008: 1.974; 2007: 1.973).
     (b) Transactions and balances
     Transactions undertaken during the year in foreign currencies are translated at the rate ruling at the date of the transaction. Any resultant gain or loss is taken to the profit and loss account. Monetary assets and liabilities denominated in foreign currencies are reflected in the balance sheet at the exchange rate ruling at the year end. Any gains or losses arising are taken to the profit and loss account.
     (c) Group companies
     The results and financial position of all group entities (none of which has the functional currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:
•	assets and liabilities for each balance sheet presented are translated at the closing rate at the date of that balance sheet;
•	income and expenses for each profit and loss account are translated at average exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the rate on the dates of the transactions); and
•	all resulting exchange differences are recognised as a separate component of equity.
     Hire purchase and finance lease arrangements
     Assets obtained under hire purchase and finance lease arrangements are capitalised on the balance sheet and are depreciated over their useful lives or, in the case of finance leases, the term of the contract if shorter.
     Obligations under such agreements are included in creditors net of the finance charge allocated to future periods. The finance element of the rental payments is charged to the profit and loss account to produce a constant periodic rate of charge on the net obligation outstanding in each period.
     Pensions
     Certain group companies make defined contributions to a Group Personal Pension Plan for eligible employees. The costs of administering the plan are borne by that company and the profit and loss charge represents amounts payable for the year. The assets of the plan are held separately from those of the company in an independently administered fund.
     Research and development
     Research and development expenditure is written off as incurred.

     Government grants
     Grants received to assist with the purchase of tangible fixed assets are amortised over a period to match the shorter of the life of the asset acquired or the government contract life. Revenue grants are recognised in the profit and loss account in the period in which they are received.
     Financial instruments
     Financial assets and financial liabilities are recognised upon becoming a party to the contractual provisions of the instrument.
     (a) Trade debtors
     A provision for impairment of trade debtors is established when there is objective evidence that the group will not be able to collect all amounts due according to the original terms of the receivables. Significant financial difficulties of the debtor, probability that the debtor will enter bankruptcy or financial reorganisation, and default or delinquency in payment (more than 30 days overdue), are considered indicators that the trade debtor is impaired. The amount of the provision is the difference between the asset’s carrying amount and the present value of the estimated future cash flows, discounted at the original effective interest rate. The carrying amount of the asset is reduced through the use of an allowance account and the amount of the loss is recognised in the profit and loss account within administrative expenses. When a trade debtor is uncollectible, it is written off against the bad debt provision. Subsequent recoveries of amounts previously written off are credited against administrative expenses in the profit and loss account.
     (b) Financial liabilities and equity
     Financial liabilities and equity instruments are classified according to the substance of the contractual arrangements entered into. An equity instrument is any contract that gives a residual interest in the assets of the group after deducting all of its liabilities.
     (c) Trade creditors
     Trade creditors are non-interest bearing and are stated at their nominal value at the date of trade.
     (d) Equity instruments
     Equity instruments issued by the group are recorded at the proceeds received, net of direct issue costs.
     (e) Interest-bearing borrowings
     Interest-bearing bank loans and overdrafts are initially recorded at the proceeds received, net of associated transaction costs. Subsequent to initial recognition, interest-bearing borrowings are stated at amortised cost with any difference between cost and redemption value being recognised in the profit and loss account over the period of the borrowings.
     (f) Derivative financial instruments
     Derivative financial instruments within the scope of FRS 26, are stated at fair value.
     The group uses derivative financial instruments to hedge its exposure to interest rate risks arising from operational and financing activities. The group does not hold or issue derivative financial instruments for trading purposes, however if derivatives do not qualify for hedge accounting they are accounted for as such. Given that the derivative financial instruments do not meet the documentation requirements to qualify for hedge accounting they are classified as held for trading.

     Derivative financial instruments are recognised initially at cost. Subsequent to initial recognition, derivative financial instruments are stated at fair value. The fair value of derivative financial instruments is determined by reference to market values for similar financial instruments, or by discounted cash flows or using valuation models. Any gains or losses on re-measurement are immediately recognised in the profit and loss account.
     Share-based payments
     The group accounts for equity-settled share-based payments in accordance with FRS 20, “Share-based Payment”.
     Equity-settled share-based payments have been issued to certain employees of the company through the issue of Class B interests in the ultimate parent undertaking, Lion/Stove Cayman L.P., a partnership based in the Cayman Islands. In accordance with FRS 20, equity-settled share based payments are measured at fair value at the date of issue. The fair value determined at the issue date is expensed on a straight-line basis over the period over which the employees gain unconditional rights to the partnership interests. The corresponding credit is recognised in equity.
2. Financial risk management
     Financial risk factors
     The group’s operations expose it to limited financial risks that include price risk, credit risk, foreign exchange currency rate risk, cash flow and fair value interest rate risk, and liquidity risk. Given the size of the group, the directors have not delegated the responsibility of monitoring financial risk management to a sub-committee of the board. The policies set by the directors are implemented by the finance departments in the operating subsidiaries.
     Price risk
     The group monitors changes in market conditions on an ongoing basis and tailors its pricing accordingly. The group is also exposed to commodity price risk as a result of its operations. Commodity price risk is mitigated through the forward provisioning of key commodities when market conditions are considered favourable.
     Credit risk
     The group has no significant concentrations of credit risk. The group’s principal financial assets are cash at bank and in hand and trade debtors. The credit risk on bank deposits is managed by only depositing with financial institutions, independently rated with a minimum rating of ‘A’. The group has implemented policies that require appropriate credit checks on potential customers before sales are made to limit credit risk on trade debtors. Reports are reviewed on a weekly basis detailing customers who have invoices which are overdue. The credit risk on derivative financial instruments is limited because the counterparty is a bank with a high credit rating assigned by international credit rating agencies. The counterparty exposure under derivative contracts is $nil (2008: $87,000).
     Concentrations of credit risk with respect to trade debtors are limited due to the group’s diverse customer base. The group also has in place procedures that require appropriate credit checks on potential customers before sales are made. Customer accounts are also monitored on an ongoing basis and appropriate action is taken where necessary to minimise any credit risk. Group management review reports on a weekly basis detailing customers who have invoices which are overdue. The directors therefore believe no further credit risk provision is required in excess of normal provision for impaired trade debtors.
     The maximum exposure to credit risk at each year end is the fair value of each class of debtor as disclosed in note 11.

     Foreign exchange currency rate risk
     The group operates internationally and is exposed to foreign exchange currency rate risk as follows:
•	to the extent transactions are undertaken in a currency other than the respective entities functional currency, these are not hedged due to the limited extent of such exposures;

•	borrowings are denominated in both U.K. Sterling and U.S. Dollars to reflect the currency of the underlying cash flows and, accordingly, specific hedging instruments are not entered into; and,

•	on retranslation of the U.K. Sterling denominated results for the period, there will, in U.S. Dollar terms, be fluctuations year on year but as these relate to reporting risk only, it is the group’s policy not to seek to hedge such fluctuations.
     As at 30 September 2009, if the US Dollar had weakened by 10% against U.K. Sterling with all other variables held constant, post-tax loss for the year would have been $531,000 higher (2008: U.S. Dollar weakened by 10%, post tax loss higher by $1,029,000; 2007: $1,038,000 higher). Equity would have been $14,388,000 lower with the US Dollar 10% weaker (2008: $15,412,000 lower with the U.S. Dollar 10% weaker; 2007: $16,938,000 lower).
     Cash flow and fair value interest rate risk
     The group receives interest on its cash deposits at a variable rate. The exposure from interest rate movements on the group’s loan balances is monitored and appropriate measures taken to mitigate the inherent risks, including the use of derivative financial instruments.
     Analysis of interest rate exposure of financial assets and liabilities:

	2009	2008
	$’000	$’000
Fixed rate (fair value interest rate risk)
Short-term bank borrowings	—	(2,007)
Long-term bank borrowings	(99,604)	(198,795)
Hire purchase and finance lease arrangements	(130)	(1,027)
Loan from immediate parent company	(95,387)	(92,316)

	(195,121)	(294,145)

Floating rate (cash flow interest rate risk)
Cash at bank and in hand	40,456	20,438
Long-term bank borrowings	(91,759)	—

	(51,303)	20,438

	(246,424)	(273,707)

     Interest was receivable at a floating rate on bank balances amounting to $30,731,000 at 30 September 2009 (2008: $7,115,000).
     The bank borrowings of $191,363,000 (2008: $200,802,000) bear interest charges at floating rates before the effect of the interest rate swaps. See note 24 for further details.
     Finance lease obligations bear interest at rates fixed in line with the lease agreement at the time of drawdown.

     The loan from the immediate parent company bears annual compound interest at a rate of 15.6% (2008: 15.6%; 2007: 15.6%).
     At 30 September 2009 the group has considered the impact of movements in these interest rates over the past year and has concluded that a 0.5% movement is a reasonable benchmark. At 30 September 2009, if interest rates had been 0.5% higher/lower with all other variables held constant, post tax profit for the year would have been $203,000 (2008: $49,000) lower/higher, mainly as a result of the movement in interest rates on the floating rate bank loans net of deposits.
     Liquidity risk
     Prudent liquidity risk management implies maintaining sufficient cash and the availability of funding through an adequate amount of credit facilities. The group regularly monitors the level of working capital to ensure group companies have sufficient available funds for operations.
     The table below summarises the remaining contractual maturity for the group’s financial liabilities. The amounts shown are the contractual undiscounted cash flows which include interest, analysed by contractual maturity. When the amount payable or receivable is not fixed, the amount disclosed has been determined by reference to the projected interest rates as illustrated by yield curves existing at the reporting date.
     Year ended 30 September 2009

		In More	In More	In More
		Than One	Than Two	Than Five
		Year but	Years but	Years but
	In Less	not More	not More	not More	In More
	Than One	Than Two	Than Five	Than Ten	Than Ten
	Year	Years	Years	Years	Years	Total
	$’000	$’000	$’000	$’000	$’000	$’000
Non-derivative financial liabilities:
Bank loans	5,809	5,940	18,669	224,093	—	254,511
Hire purchase and finance lease arrangements	43	43	59	—	—	145
Loan from immediate parent company — repayable in 2055	—	—	—	—	75,009,130	75,009,130
Creditors	35,419	—	—	—	—	35,419
Derivative contracts:
Gross cash outflows	1,307	—	—	—	—	1,307
Gross cash inflows	(153)	—	—	—	—	(153)

Total	42,425	5,983	18,728	224,093	75,009,130	75,300,359

Year ended 30 September 2008

		In More	In More	In More
		Than One	Than Two	Than Five
		Year but	Years but	Years but
	In Less	not More	not More	not More	In More
	Than One	Than Two	Than Five	Than Ten	Than Ten	Total
	Year	Years	Years	Years	Years	$’000
	$’000	$’000	$’000	$’000	$’000	$’000
Non-derivative financial liabilities:
Bank loans	21,744	20,108	62,725	271,161	—	375,738
Hire purchase and finance lease arrangements	959	43	102	—	—	1,104
Loan from immediate parent company — repayable in 2055	—	—	—	—	83,564,859	83,564,859
Creditors	36,438	—	—	—	—	36,438
Derivative contracts:
Gross cash outflows	5,301	1,336	—	—	—	6,637
Gross cash inflows	(6,217)	(1,522)	—	—	—	(7,739)

Total	58,225	19,965	62,827	271,161	83,564,859	83,977,037

     Capital risk management
     The group’s policy is to maintain a strong capital base, defined as bank borrowings plus capital and reserves, so as to maintain investor, creditor and market confidence and to sustain future development of the business. Within this overall policy, the group seeks to maintain an optimum capital structure. There were no changes to the group’s approach to capital management during the year.
     The primary source of funding for the group is bank borrowings.

3. Operating profit

	2009	2008	2007
	$’000	$’000	$’000
Operating profit is stated after charging/(crediting):
Research and development	341	181	266
Net foreign exchange gain	(145)	(120)	(48)
Depreciation of tangible fixed assets:
- owned assets	9,952	9,404	6,974
- hire purchase and finance lease agreements	38	629	603
Loss on disposal of tangible fixed assets	162	52	113
Operating lease rentals:
- plant and machinery	373	390	1,417
- other	2,828	2,721	1,019
Amortisation of intangible fixed assets (including goodwill)	10,556	10,528	10,533
Amortisation of deferred government grants	(85)	(77)	—
Audit services:
- fees payable to the company’s auditors for the audit of the parent company and consolidated financial statements	58	57	55
Non-audit services (fees payable to the company’s auditors and its associates for other services):
- the audit of the company’s subsidiaries pursuant to legislation	178	188	180
- tax services	369	172	253
- other	176	20	144

4. Employee information
     Employee costs were as follows:

	2009	2008	2007
	$’000	$’000	$’000
Wages and salaries	34,036	33,299	31,548
Social security costs	3,292	3,351	2,984
Pension costs (note 15)	1,119	1,111	971
Share-based payments (note 26)	561	448	421

	39,008	38,209	35,924

     The average monthly number of persons employed during the year was:

	2009	2008	2007
	Number	Number	Number
Production	664	626	665
Administration	138	127	127

	802	753	792

     Other than the directors, the company had no employees (2008: nil; 2007: nil) and did not incur any staff costs during the year (2008: $nil; 2007: $nil).
     The directors of the company received no emoluments from the company or its subsidiaries during the year (2008: $nil; 2007: $nil).

5. Interest receivable and similar income

	2009	2008	2007
	$’000	$’000	$’000
On bank balances	170	387	1,152
Fair value adjustment in respect of derivative financial instrument	890	—	545
Other	4	37	72

	1,064	424	1,769

6. Interest payable and similar charges

	2009	2008	2007
	$’000	$’000	$’000
On hire purchase and finance lease arrangements	27	85	134
On bank loans and other arrangements	14,196	22,037	22,893
Fair value adjustment in respect of derivative financial instrument	632	1,455	466
Amortisation of lending costs	599	599	532
On loan and other amounts due to immediate parent company	12,669	13,876	11,904

	28,123	38,052	35,929
Finance costs capitalised on qualifying tangible fixed assets	—	—	(457)

	28,123	38,052	35,472

     Finance costs capitalised on qualifying tangible fixed assets are capitalised at the weighted average cost of the related borrowings up to the date of completion. No finance costs have been capitalised in the year (2008: $nil; 2007: $457,000).
7. Tax on profit/(loss) on ordinary activities
     a) Analysis of charge for the year:

	2009	2008	2007
	$’000	$’000	$’000
Current tax:
U.K. corporation tax charge — current year	2,572	1,892	—
- adjustments in respect of prior period	219	—	(540)
US income tax charge — current year	3,656	75	(1,463)
- adjustments in respect of prior period	(31)	(22)	—

Total current tax charge/(credit) (see note 7b)	6,416	1,945	(2,003)

Deferred tax:
Origination and reversal of timing differences — current year	2,681	1,125	1,799
- adjustments in respect of prior years	444	50	531
Adjustments arising from the Finance Bill 2007	—	—	(155)

Total deferred tax charge (note 14)	3,125	1,175	2,175

Tax on profit/(loss) on ordinary activities	9,541	3,120	172

     b) Factors affecting the current tax charge for the year:

	2009	2008	2007
	$’000	$’000	$’000
Profit/(loss) on ordinary activities before tax:	5,779	(14,195)	(19,827)

Profit/(loss) on ordinary activities multiplied by the standard rate of U.K. corporation tax of 28% (2008: 29%; 2007: 30%)	1,618	(4,117)	(5,948)
Permanent differences	6,099	6,670	5,523
Adjustment in respect of foreign tax rates	1,110	8	283
Differences between capital allowances and depreciation	(993)	(396)	71
Other timing differences	712	325	794
Tax losses carried forward not recognised	—	—	567
Tax losses utilised	(2,318)	(523)	(2,753)
Adjustments in respect of prior year	188	(22)	(540)

Current tax charge/(credit) for the year (see note 7a)	6,416	1,945	(2,003)

8. Intangible fixed assets

	Patents,
	Trademarks and
	Licence Fees	Goodwill	Total
	$’000	$’000	$’000
Cost
At 1 October 2007	162	209,807	209,969
Additions	8	—	8
Exchange adjustments	(21)	—	(21)

At 30 September 2008	149	209,807	209,956

At 1 October 2008	149	209,807	209,956
Exchange adjustments	(15)	—	(15)

At 30 September 2009	134	209,807	209,941

Accumulated amortisation
At 1 October 2007	(44)	(11,122)	(11,166)
Charge for the year	(38)	(10,490)	(10,528)
Exchange adjustments	7	—	7

At 30 September 2008	(75)	(21,612)	(21,687)

At 1 October 2008	(75)	(21,612)	(21,687)
Charge for the year	(66)	(10,490)	(10,556)
Exchange adjustments	7	—	7

At 30 September 2009	(134)	(32,102)	(32,236)

Net book value
At 30 September 2009	—	177,705	177,705

At 30 September 2008	74	188,195	188,269

     The company held no intangible fixed assets (2008: $nil).

9. Tangible fixed assets

		Plant and
		Machinery, Office
	Freehold	Equipment and Motor
	land and Buildings	Vehicles	Total
	$’000	$’000	$’000
Cost
At 1 October 2007	35,080	48,105	83,185
Additions	1,506	8,911	10,417
Disposals	(8)	(176)	(184)
Transfers	(1,386)	1,386	—
Exchange adjustments	(3,127)	(3,660)	(6,787)

At 30 September 2008	32,065	54,566	86,631

At 1 October 2008	32,065	54,566	86,631
Additions	41	12,297	12,338
Disposals	—	(1,057)	(1,057)
Transfers	(1,651)	1,651	—
Exchange adjustments	(2,278)	(2,575)	(4,853)

At 30 September 2009	28,177	64,882	93,059

Accumulated depreciation
At 30 September 2007	(1,873)	(5,470)	(7,343)
Charge for the year	(2,009)	(8,024)	(10,033)
Disposals	6	126	132
Transfers	14	(14)	—
Exchange adjustments	302	768	1,070

At 30 September 2008	(3,560)	(12,614)	(16,174)

At 1 October 2008	(3,560)	(12,614)	(16,174)
Charge for the year	(1,433)	(8,557)	(9,990)
Disposals	—	895	895
Transfers	440	(440)	—
Exchange adjustments	228	533	761

At 30 September 2009	(4,325)	(20,183)	(24,508)

Net book value
At 30 September 2009	23,852	44,699	68,551

At 30 September 2008	28,505	41,952	70,457

     The net book value of plant and machinery, office equipment and motor vehicles includes an amount of $107,000 (2008: $2,308,000) in respect of assets held under hire purchase and finance lease arrangements. The depreciation charge for the year in respect of these assets was $38,000 (2008: $629,000; 2007: $603,000).
     The cost of tangible fixed assets includes $457,000 (2008: $457,000) of aggregate finance costs.
     The company held no tangible fixed assets (2008: $nil).

10. Stocks

	2009	2008
	$’000	$’000
Raw materials	5,373	5,108
Work in progress	336	216
Finished goods	7,914	6,834

	13,623	12,158

     The replacement cost of stocks does not differ materially from the values disclosed above.
     The group incurred no costs (2008: $nil) in writing down stock to its recoverable amount during the period.
11. Debtors

	2009	2008
	$’000	$’000
Amounts falling due within one year:
Trade debtors	26,888	26,523
Less provision for impairment	(798)	(179)

Trade debtors — net	26,090	26,344
Prepayments and accrued income	1,921	2,306
Derivative financial instruments (note 24)	—	87

	28,011	28,737

     The carrying value of debtors (excluding derivative financial instruments) is a reasonable approximation to fair value.
     The maximum exposure to credit risk at the reporting date is the fair value of each class of debtor above.
     As of 30 September 2009, trade debtors of $21,716,000 (2008: $23,112,000) were neither past due nor impaired.
     At 30 September 2009 trade debtors of $4,374,000 (2008: $3,232,000) were past due but not impaired. These relate to a number of independent customers for who there is no recent history of default. The ageing analysis of these trade debtors is as follows:

	2009	2008
	$’000	$’000
Up to 1 month past due date	4,187	2,516
Between 1 and 2 months past due date	158	460
Between 2 and 3 months past due date	2	113
Over 3 months past due date	27	143

	4,374	3,232

     At 30 September 2009 amounts up to 1 month past due date of $4,187,000 (2008: $2,516,000), included $2,682,000 (2008: $nil) that became due on that date, and hence was only 1 day overdue.
     At 30 September 2009 trade debtors of $798,000 (2008: $179,000) were past due and impaired. The provision made was $798,000 (2008: $179,000). Included in the provision for impairment of trade debtors are specific amounts receivable owed by specific customers where recovery of the balance due is considered by management to be less than certain. The ageing analysis of these amounts is as follows:

	2009	2008
	$’000	$’000
Up to 3 months past due date	742	15
Over 6 months past due	56	164

	798	179

     Movements in the provision for impaired trade debtors during the year are as follows:

	2009	2008
	$’000	$’000
Opening provision	179	196
Additional provision	798	12
Provision written back	(157)	(7)
Exchange adjustments	(22)	(22)

Closing provision	798	179

     Amounts charged or credited to the profit and loss account by way of additional provisions are reflected as administrative expenses.
     The carrying amounts of debtors are denominated in the following currencies:

	2009	2008
	$’000	$’000
Sterling	17,285	17,711
Euro	1,357	1,442
US dollar	9,369	9,584

	28,011	28,737

12. Creditors: amounts falling due within one year

	2009	2008
	$’000	$’000
Bank loans (note 13)	—	2,007
Hire purchase and finance lease arrangements (note 13)	36	920
Trade creditors	14,921	15,470
Amounts owed to group undertakings	318	215
Corporation tax	3,201	1,629
Other taxation and social security payable	1,989	2,048
Derivative financial instruments (note 24)	1,153	1,473
Accruals and deferred income	20,583	21,053

	42,201	44,815

     Accruals and deferred income includes $85,000 (2008: $85,000) in respect of deferred government grants. The directors consider the potential liability to repay grants is unlikely to crystallise due to the performance criteria applicable to the grants.

13. Creditors: amounts falling due after more than one year

	2009	2008
	$’000	$’000
Bank loans	191,363	198,795
Hire purchase and finance lease arrangements	94	107
Loan from immediate parent company	95,387	92,316
Deferred income	518	531

	287,362	291,749

     The loan from the immediate parent company is denominated in Sterling, unsecured, bears interest at a fixed rate of 15.6% which rolls-up and is added to the principal balance annually, and is repayable in 2055.
     Deferred income includes $312,000 (2008: $397,000) in respect of deferred government grants. The directors consider the potential liability to repay grants is unlikely to crystallise due to the performance criteria applicable to the grants. The balance will be recognised in the profit and loss account over the coming five years.
     The net obligations to which the group are committed in respect of bank loans and hire purchase and finance lease arrangements are:

			Hire Purchase
			and Finance
			Lease
			Arrangements
	Bank Loans		Creditor
	2009	2008	2009	2008
	$’000	$’000	$’000	$’000
In one year or less	—	2,007	36	920
Between one and two years	—	—	38	38
Between two and five years	—	—	56	69
After five years	191,363	198,795	—	—

	191,363	200,802	130	1,027

     The amounts due under hire purchase and finance lease arrangements are secured on the relevant fixed assets.

			Annual Interest		Currency of
Bank Loans Comprise:	2009	2008	Charge	Date of Repayment	Repayment
	$’000	$’000
Mezzanine finance facility	68,963	73,457	LIBOR plus 8.50%, of which 4.50% is rolled up until maturity	31 December 2015	Sterling
Senior finance facility	93,095	94,500	LIBOR plus 2.00%	31 December 2014	US Dollars
Senior finance facility	34,242	38,723	LIBOR plus 2.00%	31 December 2014	Sterling

	196,300	206,680
Unamortised element of directly attributable fees and other finance costs	(4,937)	(5,878)

Total	191,363	200,802

Analysed as:
Amounts falling due within one year	—	2,007
Amounts falling due after one year	191,363	198,795

Total	191,363	200,802

     Partial repayment of the bank loans is potentially due annually dependent upon ratios extracted from the group’s audited results for that financial year. It is not possible to accurately determine the amount of any such repayments for the financial years 2010 and after but the directors have estimated that no such amounts will become payable in the 2010 financial year. In October 2009 the group made a voluntary early loan repayment of $15,467,000 (October 2008: $nil; October 2007: $10,000,000).
     All advances are subject to compliance with certain financial covenants. Projections prepared by the directors indicate that the group will continue to comply with these covenants. The senior and mezzanine facilities are secured by way of a fixed and floating charge over the assets of the major trading subsidiaries of the group.
     Directly attributable fees and other finance costs were incurred by the group in raising the facilities. These fees have been offset against the related loan balances and are being amortised over the term of the loans.
     On 14 November 2006 the group entered into an interest rate swap arrangement to mitigate 50% of the exposure to interest rate movements over the period to 16 November 2009 (see note 24).
     As at 30 September 2009 the group has access to undrawn bank loan facilities of $20,000,000 (2008: $20,000,000). These facilities are due to expire on 31 December 2014.

14. Provisions for liabilities and charges
     Analysis of recognised deferred tax liability:

	2009	2008
	$’000	$’000
Capital allowances in excess of depreciation	(6,314)	(5,207)
Other timing differences	3,089	1,872
Tax losses carried forward	—	2,876

Deferred tax liability	(3,225)	(459)

Movement during the year:
At 1 October	(459)	240
Foreign exchange adjustments	359	476
Amounts charged to the profit and loss account (note 7)
- Current year	(2,681)	(1,125)
- Adjustments in respect of prior years	(444)	(50)

At 30 September	(3,225)	(459)

     Deferred tax has been provided at 28% (2008: 28%) and at prevailing overseas taxation rates where applicable.
     In addition to the amounts disclosed above, a potential liability to deferred tax exists in relation to a corporate restructuring in 2004. This gave rise to a potentially taxable gain which only crystallises in the event a subsidiary company (Kettle Foods Limited) is disposed of outside of the group. As there is no intention on behalf of the directors of the Company to enter such arrangements, the potential tax arising has not been provided for, nor, given the remoteness of such an event, has the potential liability been quantified, reflecting the fact that such quantification would be subject to a number of significant variables.
     Analysis of unrecognised deferred tax asset:

	2009	2008
	$’000	$’000
Depreciation in excess of capital allowances	—	91
Other timing differences	—	747
Tax losses carried forward	134	169

Deferred tax asset	134	1,007

Movement during the year:
At 1 October	1,007	684
Differences between capital allowances and depreciation	(80)	91
Other timing differences	(654)	191
Losses carried forward not recognised	(17)	174
Foreign exchange	(122)	(133)

At 30 September	134	1,007

     The above assets have not been recognised due to uncertainty over their recoverability.

15. Pension costs
     During the three year period the group contributed to a money purchase group personal pension scheme for certain employees. The total pension cost for the group in the year to 30 September 2009 in respect of this scheme was $1,119,000 (2008: $1,111,000; 2007: $971,000). At 30 September 2009 there were amounts outstanding of $44,000 (2008: $45,000).
16. Called up share capital

	2009	2008
	$’000	$’000
Authorised
4,619 (2008: 4,619) ordinary shares of €25 each	147	147
1,020,141 (2008: 1,020,141) convertible preferred equity certificates of €25 each.	13,068	13,068

	13,215	13,215

Allotted and fully paid
4,619 (2008: 4,619) ordinary shares of €25 each	147	147
1,020,141 (2008: 1,020,141) convertible preferred equity certificates of €25 each.	13,068	13,068

	13,215	13,215

     The convertible preferred equity certificates are preference shares denominated in Euros, unsecured, bearing a mandatory, cumulative dividend of 0.425% which rolls-up if not paid annually. The convertible preferred equity certificates are mandatorily redeemable by, at the latest, 2055 either in cash, ordinary shares or further convertible preferred equity certificates, at the discretion of the issuer. The convertible preferred equity certificates are subordinated to the Senior and Mezzanine facilities, with the result that neither the capital or interest elements of these certificates becomes payable until these debts have been settled.
17. Reserves

		Profit and Loss
	Other Reserves	Account
	$’000	$’000
At 1 October 2007	(13,752)	(21,592)
Retained loss for the financial year	—	(17,315)
Transfers	20	(20)
Share based payments (note 26)	—	448
Foreign exchange gain arising on consolidation	22,032	—

At 30 September 2008	8,300	(38,479)

At 1 October 2008	8,300	(38,479)
Retained loss for the financial year	—	(3,762)
Transfers	(10)	10
Share based payments (note 26)	—	561
Foreign exchange gain arising on consolidation	15,723	—

At 30 September 2009	24,013	(41,670)

18. Reconciliation of movements in total shareholders’ deficit

	2009	2008
	$’000	$’000
Loss for the financial year	(3,762)	(17,315)
Share based payments (note 26)	561	448
Foreign exchange gain arising on consolidation	15,723	22,032

Net increase in total shareholders’ funds	12,522	5,165
Total shareholders’ deficit at 1 October	(16,964)	(22,129)

Total shareholders’ deficit at 30 September	(4,442)	(16,964)

19. Capital commitments

	2009	2008
	$’000	$’000
Capital expenditure that has been contracted for but has not been provided for in the financial statements	4,030	2,305

20. Financial commitments
     At 30 September 2009 the group had annual commitments under non-cancellable operating leases as follows:

	Land and		Plant and
	Buildings		Machinery
	2009	2008	2009	2008
	$’000	$’000	$’000	$’000
Expiring within one year	—	733	58	38
Expiring between two and five years inclusive	2,304	1,372	288	322
Expiring after five years	529	—	—	—

	2,833	2,105	346	360

21. Reconciliation of operating profit to net cash inflow from operating activities

	2009	2008	2007
	$’000	$’000	$’000
Operating profit	32,838	23,433	13,876
Depreciation of tangible fixed assets	9,990	10,033	7,577
Amortisation of intangible fixed assets	10,556	10,528	10,533
Loss on disposal of tangible fixed assets	162	52	113
Amortisation of deferred government grants	(85)	(77)	—
(Increase)/decrease in stocks	(1,929)	1,243	(4,124)
Increase in debtors	(551)	(4,413)	(3,659)
Increase in creditors	3,456	2,653	5,982
Exchange differences	(1)	284	(155)
Share-based payments	561	448	421

Net cash inflow from operating activities	54,997	44,184	30,564

22. Reconciliation of net cash flow to movement in net debt

	2009	2008	2007
	$’000	$’000	$’000
Opening net debt	(273,707)	(301,447)	(258,628)

Increase in cash in the year	21,303	8,091	9,019
Cash outflow/(inflow) from changes in debt financing	3,023	11,168	(19,470)

Change in net debt resulting from cash flows	24,326	19,259	(10,451)

Non-cash movements (note 23)	(16,100)	(18,055)	(15,845)
Exchange movements (note 23)	19,057	26,536	(16,523)

Net debt at 30 September	(246,424)	(273,707)	(301,447)

23. Analysis of net debt

	At 1 October	Cash	Non-Cash	Exchange	At 30 September
	2008	Flows	Movements	Movements	2009
	$’000	$’000	$’000	$’000	$’000
Cash	20,438	21,303	—	(1,285)	40,456
Loan from immediate parent company	(92,316)	298	(12,519)	9,150	(95,387)
Bank loans (net of issue costs)	(200,802)	1,909	(3,552)	11,082	(191,363)
Hire purchase and finance lease arrangements	(1,027)	816	(29)	110	(130)

Total	(273,707)	24,326	(16,100)	19,057	(246,424)

	At 1 October	Cash	Non-Cash	Exchange	At 30 September
	2007	Flows	Movements	Movements	2008
	$’000	$’000	$’000	$’000	$’000
Cash	14,192	8,091	—	(1,845)	20,438
Loan from immediate parent company	(91,232)	—	(13,808)	12,724	(92,316)
Bank loans (net of issue costs)	(222,309)	10,178	(4,172)	15,501	(200,802)
Hire purchase and finance lease arrangements	(2,098)	990	(75)	156	(1,027)

Total	(301,447)	19,259	(18,055)	26,536	(273,707)

     Non-cash movements primarily relate to the accrual of rolled-up interest on the loan from the immediate parent company, the accrual of rolled-up interest on the mezzanine bank loan facility and the amortisation of lending costs.
24. Financial instruments
     Objectives, policies and strategies
     The main financial risks faced by the group are the need to ensure that sufficient funds are available for operations and planned expansions, and the cash flow and fair value interest rate risk resulting from variable rate interest bearing liabilities. Sufficient funds are made available for operations and planned expansion through the use of long-term loans and short-term debt finance.
     Interest rate cash flow risk is managed through the use of derivative financial instruments linked to the group’s long-term loan financing. At 30 September 2009 the group had in place financial derivative arrangements whereby 50% (2008: 100%) of the bank loans are effectively fixed at rates between 4.9875% and 5.3000%.
     The group uses fixed rate interest finance lease instruments to finance certain capital expenditure projects. The rates are fixed at the time of each draw down and each draw down is repaid over the lease term in equal monthly instalments.
     The group’s financial instruments can be categorised as follows:

		Assets at
		Fair Value
		Through
	Loans and	Profit and
	Receivables	Loss	Total
	$’000	$’000	$’000
Assets at 30 September 2009
Trade debtors	26,090	—	26,090
Prepayments and accrued income	1,921	—	1,921
Cash at bank and in hand	40,456	—	40,456

	68,467	—	68,467

Assets at 30 September 2008
Trade debtors	26,344	—	26,344
Prepayments and accrued income	2,306	—	2,306
Derivative financial instruments	—	87	87
Cash at bank and in hand	20,438	—	20,438

	49,088	87	49,175

	Liabilities at
	Fair Value
	Through	Other
	Profit and	Financial
	Loss	Liabilities	Total
	$’000	$’000	$’000
Liabilities at 30 September 2009
Trade and other creditors excluding statutory liabilities	—	36,022	36,022
Derivative financial instruments	1,153	—	1,153
Bank loans	—	191,363	191,363
Hire purchase and finance lease arrangements	—	130	130
Loan from immediate parent company	—	95,387	95,387

	1,153	322,902	324,055

Liabilities at 30 September 2008
Trade and other creditors excluding statutory liabilities	—	37,054	37,054
Derivative financial instruments	1,473	—	1,473
Bank loans	—	200,802	200,802
Hire purchase and finance lease arrangements	—	1,027	1,027
Loan from immediate parent company	—	92,316	92,316

	1,473	331,199	332,672

     Fair value of derivative financial instruments
     The carrying values of derivative financial instruments classified as held for trading, and which do not meet the criteria for hedge accounting, in the balance sheet are as follows:

	Assets	Liabilities	Total
	$’000	$’000	$’000
Interest rate swap arrangements:
At 1 October 2007	562	(466)	96
Net charge to the profit and loss account	(448)	(1,007)	(1,455)
Exchange adjustments	(27)	—	(27)

At 30 September 2008	87	(1,473)	(1,386)

At 1 October 2008	87	(1,473)	(1,386)
Net credit to the profit and loss account	(77)	335	258
Exchange adjustments	(10)	(15)	(25)

At 30 September 2009	—	(1,153)	(1,153)

     Fair values of financial assets and liabilities
     Fair values of financial assets and liabilities are disclosed below:

	2009	2009	2008	2008
	Carrying	Fair	Carrying	Fair
	Value	Value	Value	Value
	$’000	$’000	$’000	$’000
Primary financial instruments held or issued to finance the group’s operations:
Short-term borrowings	—	—	(2,007)	(2,007)
Long-term borrowings (including loan from immediate parent company)	(286,750)	(1,973,174)	(291,111)	(1,237,746)
Hire purchase and finance leases arrangements	(130)	(130)	(1,027)	(1,027)
Cash at bank and in hand	40,456	40,456	20,438	20,438
Derivative financial instruments held to manage the interest rate cash flow risk:
Derivative financial instruments — net	(1,153)	(1,153)	(1,386)	(1,386)

	(247,557)	(1,934,001)	(275,093)	(1,221,728)

     The fair value of short term borrowings and finance leases approximates to book value, given the impact of discounting is not material in the opinion of the directors. The fair value of long term borrowings have been calculated by discounting expected future cash flows using a rate of 10.34% (2008: 12.06%; 2007: 11.75%) being the group’s weighted average cost of capital. The fair values of the financial derivatives have been calculated by discounting expected future cash flows based on the prevailing market conditions. The above table excludes trade and other debtors/creditors, which have fair values equal to or which approximate to their carrying value.
     Maturity analysis of financial liabilities
     The maturity of long term borrowings and finance leases is disclosed in note 13.

25.	Related party transactions
     The group has taken advantage of the exemption provided within FRS 8, not to disclose transactions with subsidiary undertakings, 90% or more of whose voting rights are controlled within the group.
     On 8 September 2006 Lion/Stove Acquisition Limited and Kettle Foods Holdings, Inc., entered into an agreement with Lion Capital LLP for the provision of certain financial and advisory services to those companies and their subsidiaries. These services could not otherwise be obtained by the group without the addition of personnel or the engagement of external professional advisors.
     The charges raised in the year ended 30 September 2009 amounted to $655,000 (2008: $672,000; 2007: $468,000). An amount of $655,000 (2008: $672,000; 2007: 595,000) has been charged to the consolidated profit and loss account. At 30 September 2009, an amount of $5,000 (2008: $14,000; 2007: $14,000) in relation to accrued expenses was included within accruals and deferred income.
26.	Share-based payments
     Lion/Stove Cayman L.P., a partnership registered in the Cayman Islands, was established on 21 March 2007, at which time it became the ultimate parent undertaking of the company.
     12,500 units of the Class B interests in the partnership have been issued to group employees for a fair value, as determined by the directors. The unconditional rights to the Class B interests only crystallise on the occurrence of certain defined exit events. As such the fair value determined under FRS 20 at the issue date has been expensed on a straight-line basis over a prudent estimate of the period to which it is expected that a defined exit event will occur. The charge for the year ended 30 September 2009 of $561,000 (2008: $448,000; 2007: $421,000) has been recognised within operating profit and the related credit has been recognised in equity.
27.	Ultimate controlling party and immediate parent companies
     The company’s immediate parent company is Lion/Stove Luxembourg Investment S.à.r.l.
     The ultimate parent undertaking is Lion/Stove Cayman L.P., a partnership registered in the Cayman Islands. The directors regard the ultimate controlling party to be certain funds managed by, or advised by, Lion Capital LLP.
28.	Reconciliation between U.K. generally accepted accounting principles with U.S. generally accepted accounting principles for the years ended 30 September 2009 and 30 September 2008.
     Accounting principles
     The consolidated financial statements of Lion/Stove Luxembourg Investment 2 S.à.r.l have been prepared in accordance with U.K. GAAP which differs from U.S. GAAP in certain respects.
     Material differences between U.K. GAAP and U.S. GAAP
     A description of the relevant accounting principles which differ materially is given below.
     a. Goodwill and other intangibles
     Under U.K. GAAP the group has goodwill arising from business combinations calculated as the excess of the consideration over the fair values of net assets acquired. There is no requirement to identify and assign values to separately identifiable intangible assets such as customer contracts/ relationships and trademarks. The resulting goodwill is capitalised and amortised on a straight line basis over its estimated useful life, in this case, 20 years.

     Under U.S. GAAP business combinations are accounted for using purchase accounting and goodwill is calculated as the excess of consideration over the fair value of the combination of the net tangible assets and separately identifiable intangible assets. While definite lived intangible assets are amortised over their useful lives, goodwill is not amortised, but tested for impairment at least once annually. The group has revised the original purchase accounting adopted under U.K. GAAP for U.S. GAAP purposes to recognise intangible assets in respect of customer relationships and trademarks; to recognise deferred tax liabilities associated with these assets (see note c); and to recognise an adjustment to inventory valuation (see note d). This has resulted in total reduction to goodwill of $53,611,000 at 30 September 2009 and $64,101,000 at 30 September 2008 to $124,094,000 at 30 September 2009 and 2008.
     Customer relationships recognised are being amortised over a life of 6 — 8 years and trademarks are being amortised over 20 year period. Goodwill is not amortised but has been assessed for impairment at each balance sheet date. The U.K. GAAP goodwill amortisation has hence been written back and replaced with amortisation of intangible assets amounting to a net decrease in shareholders’ deficit of $2,408,000 (reversal of goodwill amortisation of $10,490,000 net of U.S. GAAP amortisation on intangible assets of $8,082,000) for the year ended 30 September 2009 and $2,378,000 (reversal of goodwill amortisation of $10,490,000 net of U.S. GAAP amortisation on intangible assets of $8,112,000) for the year ended 30 September 2008.
     As a result of these adjustments, intangible assets of $110,447,000 (comprising trademarks of $93,424,000 and customer relationships of $17,023,000) and $118,529,000 (comprising trademarks of $98,939,000 and customer relationships of $19,590,000) have been recognised net of amortisation at 30 September 2009 and 2008 respectively. The impact of these adjustments to goodwill and intangible assets as at 30 September 2009 and 30 September 2008 is summarised in the tables below:

	2009	2008
	$’000	$’000
U.K. Goodwill gross carrying value as at 30 September	209,807	209,807
U.K. GAAP Accumulated amortisation at 30th September	(32,102)	(21,612)

U.K. GAAP goodwill net carrying value as at 30 September	177,705	188,195

Reversal of goodwill amortisation	32,102	21,612
Reclassification as intangible assets	(135,409)	(135,409)
Impact of inventory adjustment (see note d below)	(1,568)	(1,568)
Deferred tax on inventory adjustment (see note d below)	470	470
Deferred tax on Intangible assets (see note c below)	50,794	50,794

Total cumulative adjustment	(53,611)	(64,101)

U.S. GAAP Goodwill	124,094	124,094

U.K. GAAP intangible assets gross carrying value as at 30 September	134	149
U.K. GAAP Accumulated amortisation as at 30 September	(134)	(75)

	—	74
Elimination of residual U.K. GAAP balances	—	(74)
Additional intangible assets identified	135,409	135,409
Accumulated amortisation	(24,962)	(16,880)

U.S. GAAP other intangibles	110,447	118,529

     b. Income taxes
     Under U.S. GAAP deferred tax is recognised in respect of roll over gains whilst under U.K. GAAP it is not. This has resulted in an adjustment of $394,000 to increase the deferred tax liability and tax charge for 2009. This rollover gain arose from compensation for assets destroyed by a fire some years ago that was reinvested in replacement assets. This treatment was confirmed with the tax authorities during 2009.
     c. Taxation on Purchase Price Accounting — Intangible assets
     The amortisation arising on separable intangible assets (see adjustment a) is not tax deductible and therefore leads to a temporary difference. As a result, under U.S. GAAP a deferred tax liability of $50,794,000 would have been recognised on acquisition in respect of the intangible assets arising. An adjustment has been made to record deferred tax liabilities of $41,383,000 and $44,351,000 as at 30 September 2009 and 2008, respectively. A tax credit of $2,968,000 has been recognised in the income statements for each of the years ended 30 September 2009 and 2008.
     d. Purchase Price Accounting — Inventory fair value adjustment
     As part of purchase price accounting under U.S. GAAP inventories were revalued and increased by $1,568,000. This revaluation lead to a temporary timing difference and a deferred tax liability of $470,000 was also recognised at the acquisition date. The net impact of these adjustments was to increase goodwill by $1,098,000.
     e. Reclassification of equity as net debt
     For the purposes of U.K. GAAP the Convertible preferred equity certificates of €25 each (of which 1,020,141 are in issue) are treated as equity. Reflecting the legal form of these instruments, for the purposes of U.S. GAAP, they are treated as debt. As a result an adjustment has been recorded to decrease shareholders’ equity by an amount of $14,914,000 (carrying value of $13,068,000 together with accumulated foreign exchange differences of $1,846,000) at 30 September 2009 and of $14,328,00 (carrying value of $13,068,000 together with accumulated foreign exchange differences of $1,260,000). As the instruments are denominated in Euro foreign exchange losses of $586,000 and gains of $183,000 have been recognized directly in shareholders’ equity in respect of the year ended 30 September 2009 and the year ended 30 September 2008.
     1 Adjustments to net income

	Notes	2009	2008
		$’000	$’000
Loss attributable to ordinary shareholders in accordance with U.K. GAAP		(3,762)	(17,315)
U.S. GAAP adjustments:
Purchase Price accounting — Intangible	a	(8,082)	(8,112)
Purchase Price accounting — Goodwill	a	10,490	10,490
Taxation	b	(394)	—
Taxation — Deferred tax	c	2,968	2,968

Net income/(loss) attributable to ordinary shareholders in accordance with U.S. GAAP		1,220	(11,969)

     2 Adjustments to Shareholders’ deficit

	Notes	2009	2008
		$’000	$’000
Shareholders’ deficit in accordance with U.K. GAAP		(4,442)	(16,964)

Cumulative opening reserves adjustment
- Goodwill	a	(64,101)	(74,591)
- Intangible assets	a	118,529	126,641
- Deferred tax liability	c,d	(44,351)	(47,319)
- Reclassify equity as debt	e	(14,328)	(14,511)

Total opening adjustments		(4,251)	(9,780)

Current period adjustment
- Goodwill	a	10,490	10,490
- Intangibles	a	(8,082)	(8,112)
- Taxation rollover gain	b	(394)	—
- Taxation — Deferred tax	c	2,968	2,968
- Reclassify equity as debt	e	(586)	183

Total current period adjustments		4,396	5,529

Shareholders’ (deficit) in accordance with U.S. GAAP		(4,297)	(21,215)